EXHIBIT 99.1

Ultimate Electronics Receives Notification of Potential Delisting

        DENVER, December 28, 2004 / PRNewswire-FirstCall via COMTEX/—Ultimate Electronics, Inc. (Nasdaq: ULTEE) today announced it has received a notification from the Listing Qualifications Department at The Nasdaq Stock Market, Inc. (Nasdaq) that it is in material noncompliance with Marketplace Rule 4310(c)(14) for continued listing on Nasdaq.

Marketplace Rule 4310(c)(14) requires that a listed company file with Nasdaq all reports and other documents filed or required to be filed with the Securities and Exchange Commission.  The Company was unable to file a fully compliant Form 10-Q for the quarterly period ended October 31, 2004 with the Commission, and Nasdaq in violation of Marketplace Rule 4310(c)(14), by the extension deadline of December 15, 2004.  As of the opening of business on December 23, 2004, an “E” was appended to the Company’s trading symbol “ULTE” to reflect its noncompliance with Marketplace Rule 4310(c)(14).

The Company is unable to file a fully compliant Form 10-Q because the Company’s independent auditors have not completed their work with respect to the Company’s quarterly financial statements.  The Company is cooperating fully to ensure that the review of the Company’s quarterly financial statements by the Company’s independent auditors is completed as quickly as possible.  After this matter is completed, the Company will file a compliant Form 10-Q/A with both the Commission and Nasdaq as soon as possible.

The notification does not by itself result in immediate delisting of the Company’s securities, although Nasdaq stated in the notification that unless the Company requests a hearing regarding the delisting, the Company’s securities will be delisted from Nasdaq at the opening of business on December 30, 2004.  The Company submitted a request for a hearing before the Nasdaq Listing Qualifications Panel on this matter on December 27, 2004 and the request will stay the delisting of the Company’s securities pending the hearing and a determination by the Panel.  There can be no assurance that the Panel will grant the Company’s request for continued listing.

        Certain statements made in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects upon the Company. These forward-looking statements include statements regarding the completion of the review of its third quarter Form 10-Q, filing a fully compliant Form 10-Q/A, the Company’s request for a hearing and the potential outcome of that hearing. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, but not limited to, the assessment of the Company’s independent accountants regarding the Company’s financial condition, and the outcome of the hearing before the Nasdaq Listing Qualifications Panel; and other risk factors identified in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2004, the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2004 and other filings with the Securities and Exchange Commission. There can be no assurance that future developments affecting the Company will be those anticipated by management. The Company disclaims any obligation to update or revise any of the forward-looking statements that are in this news release.

        About Ultimate Electronics, Inc. (Nasdaq: ULTEE)

        Ultimate Electronics is a leading specialty retailer of home entertainment and consumer electronics products in 14 states.  The Company operates 65 stores, including 54 stores in Arizona, Idaho, Illinois, Iowa, Kansas, Minnesota, Missouri, Nevada, New Mexico, Oklahoma, South Dakota, Texas and Utah under the trade name Ultimate Electronics® and 11 stores in Colorado under the trade name SoundTrack®. In addition, the Company operates Fast Trak Inc., an independent electronics repair company and a wholly owned subsidiary of Ultimate Electronics.

        For further information, please contact: Investor Relations Department, Ultimate Electronics, Inc. at 303-412-2500 (ext. 2640) or 1-800-260-2660 (ext. 2640) or e-mail shareholder@ulte.com.